[LETTERHEAD OF SEAFIRST APPEARS HERE]
                                                                    EXHIBIT 10.7
CHRISTINE M. BOMGARDNER
Vice President
Eastside Commercial Banking

April 28, 1998

Mr. Allan Youngberg
CFO
COST-U-LESS, INC.
12410 SE 32nd Street
Bellevue, WA 98005

Dear Allan:

Bank of America NT & SA dba Seafirst Bank ("Bank") is pleased to make available to COST-U-LESS, INC. the following credit facilities based upon the terms and conditions specifically noted below:

Borrower:           COST-U-LESS
                    Corporation

Guarantor:          NONE

FACILITY #1
-----------

Credit Line:        $7,000,000 aggregate line of credit, which is subject to the following limitations:
                     . $5,895,390 maximum for advances.
                     . $1,104,660 maximum for standby letters of credit

Loan Purpose:       Revolving line of credit for operating needs including
                    advances and standby letters of credit.

Interest Rate:      30, 60, 90, 120, 180 day LIBOR option plus 150 basis points;
                    or Bank's reference rate (prime rate) fully floating.

Loan Fee:           As consideration for Bank issuance of this Commitment,
                    Borrower shall pay Bank a loan fee of $7,369 upon closing which is fully earned and not refundable. In addition, a 1% annual fee will be charged for the standby letter of credit.
                    Loan fee is 1/8% of revolving portion of line.

Compensating
Balances:           None.

Repayment:          Principal due on maturity; interest payment monthly.

Security:           First lien security interest on domestic inventory.
                    Assignment of CULNEV note and security interest in foreign inventory. Loan to be cross-collateralized with other debt at Bank.

    SEAFIRST BANK 10500 Northeast Eighth Street/Suite 500/Post Office Box
                        3217/Bellevue, Washington 98009
                  Telephone (206) 585-6194 FAX (206) 585-6393

Mr. Allan Youngberg
Chief Executive Officer
COST-U-LESS, INC.
April 28, 1998
Page 2

Expiration:         This revolving facility is available for advances until
                    May 1, 1999. If, however, advances are made and/or new promissory notes executed after this date, such advances will extend and be subject to this commitment until repaid in full, unless a written statement signed by the Bank and Borrower provides otherwise, or a subsequent mutually satisfactory loan agreement is executed.

OTHER TERMS AND CONDITIONS

     Before any advance is made, and from time to time as Bank may request and/or as deemed under this agreement, you agree to negotiate, execute and deliver a loan agreement and such other documents in a form and substance such as Bank shall reasonably request.

     Financial Information:   You will provide to us the following financial
     ----------------------
                              exhibits at the following times:

     .    Annual unqualified financial statements within 90 days of year-end.
     . Quarterly interim financial statements within 30 days of quarter end to include breakdown by store location showing sales, cost of goods sold, inventory.

     Financial Standards:     You agree to maintain the following, with
     --------------------
                              compliance to be maintained on a quarterly basis:

     .    Minimum tangible net worth: $9,700,000; $10,500,000 FY '98.
     .    Minimum current ratio: 1.2 interim.
     .    Maximum debt to tangible net worth: 2.0:1.
     . Quarterly cash flow coverage ratio of at least 1.20 times calculated as follows:

          EBITDA + Non Cash Adj. & Step Rent
          ----------------------------------
                   Int. Exp. & CPLTD

     Other
     -----

     . Capital expenditures for 1998 not to exceed $5,000,000 without prior written consent of Bank.

DEFAULT

     If any of the following events should occur, Bank may cancel this Commitment, retain the commitment fee and declare immediately due and payable all principal, interest and other sums payable under the loan documents and this Commitment and exercise any and all other rights provided for by the loan documents:

     1) If there shall be any material adverse change in the financial conditions of, or bankruptcy of COST-U-LESS. You agree to notify Bank of any material adverse change in financial condition, and to provide, whether or not such notification is given, up-to-date financial condition (certified by you) as requested by Bank to determine if material adverse change has occurred.

     2) If there is any default under any of the loan documents, or failure to meet any of the conditions of this Commitment.

     3)   COST-U-LESS, INC. ceases to exist as a going concern.

          This commitment may not be assigned without Bank's prior written consent.

Mr. Allan Youngberg
Chief Executive Officer
COST-U-LESS, INC.
April 28, 1998
Page 3

ENTIRE AGREEMENT, STATUTE OF FRAUDS AND ACKNOWLEDGMENT

     The Commitment contains the entire agreement between us and may not be amended except in writing executed by both of us. This Commitment supersedes all oral negotiation/and oral agreements between us with respect to the subject matter hereof. No waiver of any provision hereof shall be effective unless in writing and then only in the specific instance and for the specific purpose specified.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
     -----------------------------------------------------------------------
     FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
     --------------------------------------------------------------------
     WASHINGTON LAW.
     ---------------

     Please acknowledge your approval by signing below.

Sincerely,

/s/ Christine M. Bomgardner

CHRISTINE M. BOMGARDNER
Vice President
Bank of America NT & SA dba Seafirst Bank

Approved and accepted this ______ day of April, 1998.

COST-U-LESS, INC.

By: /s/ Allan Youngberg
    ---------------------------
    Allan Youngberg
    CFO

CB:jl

[LOGO OF SEAFIRST BANK APPEARS HERE]                           LOAN MODIFICATION
(R)                                                                    AGREEMENT
--------------------------------------------------------------------------------

     This agreement amends the REVOLVING NOTE dated APRIL 19, 1995 ("Note") executed by COST-U-LESS, INC. ("Borrower") in favor of Bank of America National Trust & Savings Association, doing business as SEAFIRST BANK, successor by name change to Seattle-First National Bank ("Bank"), regarding a loan in the maximum principal amount of $3,200,000.00 (the "Loan"), which currently has a maximum principal amount of $6,000,000.00. For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

     1.   Credit Limit. The maximum principal amount of Borrower's line of
          ------------
credit is hereby changed to $7,000,000.00, and Borrower's maximum liability for principal under the Note is also changed to $7,000,000.00.

     2.   Maturity Date. The maturity date of the Note is changed to MAY 1,
          -------------
1999. Bank's commitment to make advances to Borrower under its line of credit is also extended to MAY 1, 1999.

     3.   Other Terms. Except as specifically amended by this agreement or any
          -----------
prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

     DATED APRIL 22, 1998.

Bank:                                   Borrower:

SEAFIRST BANK                           COST-U-LESS, INC.


By /s/ Christine M. Bomgardner          By:  /s/ Allan Youngberg
  -------------------------------          ----------------------------------
Title      V.P.                            ALLAN YOUNGBERG, V.P. CFO
      ---------------------------







        Loan Modification Agreement (COST-U-LESS, INC.; R/C No. 68601/CA0421CU)
        ---------------------------
                                                              AFS No. 1881931402

[LOGO OF SEAFIRST BANK APPEARS HERE]

                            BUSINESS LOAN AGREEMENT

This Business Loan Agreement ("Agreement") is made between Bank of America NT&SA doing business as Seafirst Bank ("Bank") and Cost U Less ("Borrower") with
                                             -----------
respect to the following:

                                    PART A

     TERM LOAN # N/A, Subject to the terms of this Agreement, Bank agrees to
                 ---
lend to Borrower as follows:

     (A) AMOUNT: $N/A.
                  ---

     (B) [_] This loan must be closed by (date) N/A.
                                                ---

         [_] This loan matures on (date) N/A.
                                         ---

     (C) INTEREST RATE:

         [_]  Bank's publicly announced Reference rate plus N/A percent of
                                                            ---
              principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

         [_]  N/A.
              ---

     (D) INTEREST RATE BASIS: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

     (E) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

     (F) LOAN FEE:  $N/A payable on N/A.  Loan fee is fully earned and
                     ---            ---
         non-refundable upon execution of this Agreement.

     (G) OTHER FEES (IDENTIFY): N/A.
                                ---

     (H) COLLATERAL. This term loan shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral:
         N/A.
         ---

         Also, collateral securing other loans with Bank may secure this loan.

     LINE OF CREDIT #75. Subject to the terms of this Agreement, Bank will make
                     --
     loans to Borrower under a [x] revolving [_]non-revolving line of credit as follows:

     (A)  TOTAL AMOUNT AVAILABLE: $7,000,000.
                                   ---------

          [_] Subject to the provisions of any accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.

          [_]  Subject to (describe): N/A.
                                      ---

     (B)  AVAILABILITY PERIOD: 5/1/98 through 5/1/99. However, if loans are made
                               ------         ------
          and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the Bank to make any further advances or extend the availability period.

     (C)  INTEREST RATE:

          [X]  Bank's publicly announced Reference Rate plus -0- percent of the
                                                             ---
               principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate." The Reference Rate is set based on various factors including Bank's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

          [X]  or 30, 60, 90, 120 and 180 day LIBOR + 150 bps.
               ----------------------------------------------

     (D) INTEREST RATE BASIS: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

     (E) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

     (F)  LOAN FEE: $7,369 payable on at closing.
                     -----            ----------

     (G)  FEE ON UNUTILIZED PORTION OF LINE: On N/A, and every N/A, thereafter,
                                                ---            ---
          Borrower shall pay a fee based upon the average daily unused portion of the line of credit. This fee will be calculated as follows: N/A.
                                                                         ---

     (H)  OTHER FEE(S) (Identify): N/A.
                                   ---

     (I) COLLATERAL. This line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral:Domestic inventory, assignment of Cul Nev note and
                     --------------------------------------------------
          security interest in foreign inventory. Also, collateral securing
          --------------------------------------
          other loans with Bank secures this loan.

[LOGO OF SEAFIRST BANK]

                            BUSINESS LOAN AGREEMENT

                                    PART B

1. PROMISSORY NOTE(S). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. CONDITIONS TO AVAILABILITY OF LOAN/LINE OF CREDIT. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank ("loan documents");

     2.1  Original, executed promissory note(s);

     2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A;

     2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest;

     2.4  Financing statement(s) executed by Borrower;

     2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;

    +2.6  The following guaranty(ies) in favor of the Bank: N/A;

    +2.7  Subordination agreement(s) in favor of Bank executed by: N/A;

     2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

     2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;

     2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7,
          3.9 and such other matters as the Bank may reasonably request;

     2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel); and

    +2.12 Other (describe): N/A.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

    +3.1 Borrower is duly organized and existing under the laws of the state of its organization as a;

                       General          Limited            Sole
[X] Corporation  [ ] Partnership  [ ] Partnership  [ ] Proprietorship dba ___.
[ ] LLC with Duration of ___.

          Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;

     3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;

     3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

     3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;

     3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;

     3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;

    +3.8  Year 2000 Compliance - WAIVED

     3.9 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing:
          (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties; (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms "hazardous waste(s)," hazardous substance(s)," "disposal," "release," and "threatened release" as used in this Agreement shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9801, et seq., the Superfund Amendments and Reauthorization Act of 1986, as amended, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing; and

    +3.10 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at: 12410 SE 32nd St., Bellevue, WA 98005.

4. Affirmative Covenants. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

    +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes: Operating needs;

    +4.2 Maintain current assets in an amount at least equal to 1.2 times current liabilities, and not less than $N/A. Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied;

    +4.3 Maintain a tangible net worth of at least $9,700,000 and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed 2.0 times Borrower's tangible net worth. "Tangible net worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation, and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement;

    +4.4 Upon request Borrower agrees to insure and to furnish Bank with evidence of insurance covering the life of Borrower (if an individual) or the lives of designated partners or officers of Borrower (if a partnership or corporation) in the amounts stated below. Borrower shall take such actions as are reasonably requested by Bank, such as assigning the insurance policies to Bank or naming Bank as beneficiary and obtaining the insurer's acknowledgment thereof, to provide that in the event of the death of any of the named insureds the policy proceeds will be applied to payment of Borrower's obligations owing to
          Bank:

          Name: N/A                Amount: $N/A.
          Name: N/A                Amount: $N/A.

    +4.5 Promptly give written notice to Bank of: (a) all litigation and claims made or threatened affecting Borrower where the amount is $50,000 or more; (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; (c) any Event of Default under this Agreement or any other agreement with Bank or any other creditor or any event which become an Event of Default; and (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;

    +4.6 Borrower shall as soon as available, but in any event within 90 days following the end of each Borrower's fiscal years and within 30 days following the end of each quarter provide to Bank, in a form satisfactory to Bank (including audited statements if required at any time by Bank), such financial statements and other information respecting the financial condition and operations of Borrower as Bank may reasonably request;

     4.7 Borrower will maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in business similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance with an insurer satisfactory to the Bank;

     4.8 Borrower will pay all indebtedness taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become deliquent, except any which is being contested by the Borrower in good faith;

     4.9 Borrower will continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrowers properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;

     4.10 Borrower will maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;

     4.11 Borrower will permit representatives of Bank to examine and make copies of the books and records of Borrower and to examine the collateral of the Borrower at reasonable times;

     4.12 Borrower will perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise carry out the intent of this Agreement;

     4.13 Borrower will comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans;

     4.14 Borrower will permit representatives of Bank to enter onto Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section 5.8 of this Agreement; provided however, that any such inspections and tests shall be for Bank's sole benefit and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

5. NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

    +5.1 Borrower will not, during any fiscal year, expend or incur in the aggregate more than $5,000,000 for fixed assets, nor more than $N/A
                               ---------                                  ---
          for any single fixed asset whether or not payable that fiscal year or later under any purchase agreement or lease;

     5.2 Borrower will not, without the prior written consent of Bank, purchase or lease under an agreement for acquisition, incur any other indebtedness for borrowed money, mortgage, assign, or otherwise encumber any of Borrower's assets, nor sell, transfer or otherwise hypothecate any such assets except in the ordinary course of business. Borrower shall not guaranty, endorse, co-sign, or otherwise become liable upon the obligations of others, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For purposes of this paragraph, the sale or assignment of accounts receivable, or the granting of a security interest therein, shall be deemed the incurring of indebtedness for borrowed money;

    +5.3 The total of salaries, withdrawals, or other forms of compensation, whether paid in cash or otherwise, by Borrower shall not exceed the following amounts for the persons indicated, nor will amounts in excess of such limits be paid to any other person:

          Name: N/A                Monthly/Yearly Amount: $N/A.
                ---                                        ----
          Name: N/A                Monthly/Yearly Amount: $N/A.
                ---                                        ----

     5.4 Borrower will not, without Bank's prior written consent, declare any dividends on shares of its capital stock, or apply any of its assets to the purchase, redemption or other retirement of such shares, or otherwise amend its capital structure;

    +5.5 Borrower will not make any loan or advance to any person(s) or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, except:

          (a)  commercial bank time deposits maturing within one year,

          (b) marketable general obligations of the United States or a State, or marketable obligations fully guarantied by the United States,

          (c) short-term commercial paper with the highest rating of a generally recognized rating service, and

          (d) other investments related to the Borrower's business which, together with such other investments now outstanding, do not in the aggregate exceed the sum of $N/A at any time;
                                                ---

     5.6 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease, or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitute a substantial portion of Borrower's business or assets;

     5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and/or

     5.8 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture, store, treat, dispose of, or release any hazardous substance or hazardous waste in, on, under or about any of Borrower's properties except as previously disclosed to Bank in writing as provided in section 3.9; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those described in section 3.9.

6.   WAIVER, RELEASE AND INDEMNIFICATION. BORROWER HEREBY:

     (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.9, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.9, or (ii) section 5.8. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

     7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;
     7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default;
     7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;
     7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;
     7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;
    +7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $50,000 which remains unpaid, unstayed
                                           ------
               on appeal, unbonded, or undismissed for a period of thirty (30) days;
     7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;
     7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;
     7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern;
     7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or
     7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

8. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.   ARBITRATION.
     9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any loan document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s).

          Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.
     9.2 For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.
     9.3 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property or by a marine vessel;
     9.4 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

10. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all of Bank's costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), incurred in the documentation and administration of this Agreement and the loans reflected herein. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party of all of its costs, expenses and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the loan documents, or to an alleged tort arising out of the transactions evidence by this agreement or any of the loan documents, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies. If suit is instituted by Bank to enforce this Agreement or any of the loan documents, Borrower consents to the personal jurisdiction of the courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of such suit being lain in Seattle, Washington. This Agreement and any notes, security agreements and other loan documents entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

11. ADDITIONAL PROVISIONS. Borrower agrees to the additional provisions set forth immediately following this Section 11 or on any "Exhibit A*" attached to and hereby incorporated into Agreement. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

12. MISCELLANEOUS. If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and
     (b) all other provisions shall remain in full force and effect.

     12.1 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

     12.2 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.

13. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

14.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
     -----------------------------------------------------------------------
     FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
     --------------------------------------------------------------------
     WASHINGTON LAW.
     --------------

*Exhibit A refers to commitment letter dated 4/28/98.

This Business Loan Agreement (Parts A and B) executed by the parties on 4/28/98
                                                                        -------
(date) Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.

Bank of America NT&SA, D.B.A, Seafirst Western Commercial Banking Team 1.
                                       ----------------------------------
                                       (Branch/Office)

By:      /s/ Christine M. Bomgardner     Title:            Vice President.
         --------------------------                        ---------------
         Chris Bomgardner

Address: 10500 NE 8th, Suite 500         City, State, Zip: Bellevue, Washington
         -------------------------                         --------------------
                                                           98004.
                                                           ------

Phone:   (206) 585-6194                  Fax:              (206) 585-6393.
         --------------                                    --------------

                                 COST U LESS.
                                 ------------
                                (Borrower Name)

By:      /s/ Allan Youngberg             Title:                 VP-CFO
         ---------------------                              --------------------

By:                                      Title:
         ---------------------                              --------------------

Address: 12410 SE 32nd Street            City, State, Zip:  Bellevue, WA 98005
         ---------------------                              --------------------

Phone:   (425) 644-4241                  Fax:               (425) 641-3383
         ---------------------                              --------------------